Exhibit 10.1

FIRST AMENDMENT TO LOAN AGREEMENT

THIS FIRST AMENDMENT TO LOAN AGREEMENT (this “Amendment”) is made and entered into this 24th day of March, 2017, by and between ARC Group, Inc., a Nevada corporation (“Borrower”), and Blue Victory Holdings, Inc., a Nevada corporation (“Lender”), for the purpose of amending that certain Loan Agreement, dated September 13, 2013, by and between Borrower and Lender (the “Loan Agreement”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

Recitals

WHEREAS, the parties hereto desire to amend certain provisions of the Loan Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.           Section 1.01 is hereby deleted in its entirety and replaced with the following:

SECTION 1.01. Line of Credit Facility. Subject to the terms and conditions of this Agreement, Lender agrees to extend to Borrower a revolving line of credit facility (the “Line of Credit Facility”) pursuant to which Lender shall make loans (each, a “Loan”) to Borrower in such amounts as Borrower may from time to time request prior to the Termination Date (as defined below); provided, however, that the aggregate amount of all Loans outstanding at any one time shall not exceed Fifty Thousand Dollars ($50,000.00) (the “Maximum Commitment”). Loans made by Lender hereunder may be repaid by Borrower and, subject to the terms and conditions hereof, borrowed again by Borrower prior to the Termination Date.

2.           Section 1.04(b) is hereby deleted in its entirety.

3.           The fourth sentence of Section 1.07(b) is hereby deleted in its entirety.

4.           The Promissory Note, dated September 13, 2013, executed and delivered by Borrower under and pursuant to the terms of the Loan Agreement, is hereby terminated in its entirety.

5.           The obligation of Borrower to pay the outstanding balance of the Line of Credit Facility shall be evidenced by a promissory note in the principal amount of Fifty Thousand Dollars ($50,000.00), substantially in the form attached hereto as Exhibit A, to be issued by Borrower to Lender on the date hereof.

6.           Borrower and Lender each hereby acknowledge and agree that there is no principal, accrued but unpaid interest, or any other costs, expenses or fees outstanding under the Line of Credit Facility as of the date hereof.

7.           Except as expressly provided herein, the Loan Agreement shall remain in full force and effect.

8.           This Amendment may be executed in two or more counterparts and delivered electronically, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

9.            The Amendment shall be governed in all respects by the laws in effect in the State of Florida, without regard to the principles of conflicts of law, and for all purposes shall be construed in accordance with such laws.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be signed as of the date first written above.

ARC GROUP, INC.

By:	/s/ Richard W. Akam
Richard W. Akam
Chief Executive Officer

BLUE VICTORY HOLDINGS, INC.

By:	/s/ Seenu G. Kasturi
Seenu G. Kasturi
Chief Executive Officer

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Exhibit 10.1

Exhibit A

FORM OF PROMISSORY NOTE

$50,000.00	March ___, 2017

This Promissory Note (this “Note”) is executed and delivered under and pursuant to the terms of that certain First Amendment to Loan Agreement, dated March ___, 2017, by and between ARC Group, Inc., a Nevada corporation (“Maker”), and Blue Victory Holdings, Inc., a Nevada corporation (“Payee”) (the “Amendment”). Capitalized terms not otherwise defined herein shall have the meanings provided in that certain Loan Agreement, dated September 13, 2013, by and between Maker and Payee (as amended by the Amendment and as hereafter amended, restated, supplemented or modified from time to time, the “Loan Agreement”).

FOR VALUE RECEIVED, Maker hereby promises to pay to the order of Payee the principal amount of Fifty Thousand Dollars ($50,000.00) or, if less, the outstanding principal balance of the Line of Credit Facility as may be due and owing to Payee under the Loan Agreement, payable in accordance with the provisions of the Loan Agreement, subject to acceleration upon the occurrence of an Event of Default under the Loan Agreement.

Interest on the principal amount of this Note from time to time outstanding until such principal amount is paid in full shall accrue at the rate specified in the Loan Agreement and be payable at the times specified in the Loan Agreement.

Notwithstanding anything to the contrary herein, all outstanding principal and accrued interest hereunder shall be due and payable on the Termination Date in accordance with the terms of the Loan Agreement.

This Note may be voluntarily prepaid, in whole or in part, in accordance with the terms of the Loan Agreement.

The outstanding principal of this Note, together with accrued interest payable thereon, or any portion thereof, may be converted, at Payee’s option, at any time on or after the Effective Date and from time to time, into fully paid and nonassessable shares of Common Stock in accordance with the terms of the Loan Agreement.

If any Event of Default shall occur under the Loan Agreement which is not cured within any applicable grace period specified in the Loan Agreement, this Note shall become immediately due and payable.

Presentment for payment, demand, notice of protest and protest all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Note are hereby waived.

This Note may not be assigned by Maker without the express written consent of Payee.

Upon giving written notice thereof to Maker, this Note shall be assignable by Payee, in whole or in part, in accordance with the assignment provisions contained in the Loan Agreement. Whenever in this Note reference is made to Maker or Payee, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns.  The provisions of this Note shall be binding upon Maker and its successors and permitted assigns, and shall inure to the benefit of Lender and its successors and assigns.

This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of Florida, without regard to conflicts of law principles.  Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but in case any provision of or obligation under this Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, the Maker, intending to be legally bound hereby, and intending this to be a sealed instrument, has caused this Note to be duly executed by its authorized officer the day and year first above written.

ARC GROUP, INC.

By:	[____________________________________]
Richard W. Akam
Chief Executive Officer

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